Exhibit 99.1

Kalera Announces Restructuring Process for German Subsidiary

November 28, 2022

ORLANDO, Fla., Nov. 28, 2022 (GLOBE NEWSWIRE) -- Kalera Public Limited Company (“Kalera” or the “Company”) (Nasdaq: KAL), a vertical farming company headquartered in Orlando, Fla., today announced that the Company has decided to initiate the restructuring of its German subsidiary, Kalera GmbH (f/k/a “&ever”) through a court-supervised process.

Following Kalera PLC’s announcement on October 18, 2022 of its intention to divest the assets of its international business, the Company began exploring strategic alternatives in close collaboration with financial advisors. Kalera GmbH has since received substantial interest from external investors. While no binding agreements to acquire or to invest in Kalera GmbH have been signed, the Company is confident that a transaction will be announced by the end of the year and that business operations in Germany will continue in 2023 after the restructuring process has concluded.

“We continue to execute on our commitment to bring Kalera to cash flow positive,” said Jim Leighton, Kalera’s President and Chief Executive Officer. “The divestiture of our international business is one of the key steps in this process, and we are confident that we will make progress on this and other key cash flow initiatives by year-end. The opportunities for Kalera in U.S. vertical farming are vast, and we remain focused on long-term profitable growth.”

In an additional effort to bring Kalera to cash flow positive, the Company continues the process of divesting its Vindara seed genetics business and expects to close near year-end 2022. In addition, the Company is reducing expenses at the U.S. headquarters. In total, these divestitures and costs savings measures are expected to reduce the amount of cash needed to operate the business by approximately 50 percent.

“We continue to see strong demand in the market for our existing and newly launched products. This is driving increased capacity utilization levels across all of our U.S. facilities,” said Aric Nissen, Kalera’s Chief Marketing Officer. “We will accomplish our strategic imperative of becoming cash flow positive through our successful partnership with US Foods in the foodservice channel and continued development of strong consumer packaged goods brands in the retail channel. We see great potential in the loose leaf category as it has a market size approximately five to seven times that of whole head lettuces at retail in the U.S.”

About Kalera

As a leader in controlled environment agriculture, Kalera is driven by our belief that vertical farming can play an important role in securing access to fresh produce for a growing world population facing climate change and concerns about the future of traditional farming. Through our proprietary technology, we sustainably grow local, delicious, nutrient-rich, pesticide-free, non-GMO leafy greens year-round. Our automated, data-driven, hydroponic vertical farms produce higher yields and, use approximately 95% less water, and 99% less land than traditional farming. Sold under the Kalera brand, our leafy greens are “better than organic” and priced competitively, always with the end consumer in mind. Kalera is headquartered in Orlando, Florida with farms in Orlando; Atlanta, Georgia; Houston, Texas; Denver, Colorado; and Kuwait, with additional farms under development. More information is available at www.kalera.com.

Forward-Looking Statements

This communication includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the applicable securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding the planned restructuring of and divestiture of certain businesses. These statements are based on various assumptions and/or on the current expectations of Kalera’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Kalera. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; changes in the assumptions underlying Kalera’s expectations regarding its future business; the effects of competition on Kalera’s future business; and the outcome of judicial proceedings to which Kalera is, or may become a party.

If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Kalera presently do not know or currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, assumptions, plans or forecasts of future events and views as of the date of this communication. Kalera anticipate that subsequent events and developments will cause these assessments to change. However, while Kalera may elect to update these forward-looking statements at some point in the future, Kalera specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing Kalera’s assessments as of any date subsequent to the date of this written communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact:

Financial Profiles, Inc.

KaleraIR@finprofiles.com

310.622.8256